UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2010
CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 569-9900
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 28, 2010, we entered into the Second Amendment (the “Amendment”) to the Second Amended and Restated Loan Agreement dated as of November 21, 2008 (as amended, the “Agreement”) among CSS Industries, Inc. (“CSS”), as borrower, the lender parties thereto, and PNC Bank, National Association (“PNC Bank”), as administrative agent for the lenders. The Agreement governs our $110,000,000 revolving line of credit. The parties to the Amendment are CSS and each of the lender parties to the Agreement, PNC Bank, Citizens Bank of Pennsylvania, Wells Fargo Bank, N.A. (successor in interest to Wachovia Bank, National Association) and TD Bank, N.A.
The Amendment modifies the covenant defining our maximum permissible Leverage Ratio (as defined in the Loan Agreement) by increasing our maximum permissible Leverage Ratio as of September 30, 2010 to 4.00 to 1 (from 3.50 to 1). The foregoing description of the Second Amendment is qualified in its entirety by the provisions of the Second Amendment, which is filed herewith as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Second Amendment dated September 28, 2010 to Second Amended and Restated Loan Agreement dated as of November 21, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc. (Registrant)
By:	/s/ Vincent A. Paccapaniccia
Vincent A. Paccapaniccia
Vice President — Finance
Date: September 30, 2010

EXHIBIT INDEX

Exhibit	Description

10.1	Second Amendment dated September 28, 2010 to Second Amended and Restated Loan Agreement dated as of November 21, 2008.

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